Exhibit 99.1

GWG HOLDINGS ReportS FIRST Quarter

2017 Financial Results

MINNEAPOLIS, MN – May 10, 2017 – GWG Holdings, Inc. (Nasdaq: GWGH), the parent company of GWG Life, a financial services company committed to transforming the life insurance industry through disruptive and innovative products and services, today announced its financial results for the quarter ended March 31, 2017.

Highlights for the Three Months Ended March 31, 2017

●	GAAP Financial Information
o	Total revenue of $20.1 million, up 12% from the prior year
o	Net loss attributable to common shareholders of $1.9 million, or ($0.32) per basic and fully diluted share
●	Adjusted Non-GAAP Financial Information[1]
o	Non-GAAP income attributable to common shareholders of $10.8 million, or $1.83 per basic and fully diluted share[2]
●	Increased the number of financial advisors able to sell our investment products to 5,309 – the largest network of advisors in the Company’s history
●	Raised $56 million of capital from investment product offerings – our second highest quarterly amount on record
●	Sold out the $100 million 7% Redeemable Preferred Stock (RPS) offering
●	Commenced $150 million 7% Series 2 Redeemable Preferred Stock (RPS2) offering April 3, 2017
●	Increased the number of financial advisors and life insurance agents able to source life insurance policies through GWG Life’s Appointed Agent Program to 3,787 – the largest network of insurance agents in the Company’s history
●	Purchased $105 million in face value of policy benefits, the fifth consecutive quarter of purchases exceeding $100 million
●	27% of policy purchases were directly through independent financial advisors and life insurance agents, as compared to 13% in the first quarter of 2016
●	Recognized $19 million in policy benefits from ten life insurance policies during the quarter, and an additional $9 million in policy benefits from three policies since quarter end
●	Reported a portfolio of $1.45 billion in face value of life insurance policy benefits, covering 675 unique lives; representing a net year-over-year growth of $420 million or 41%
●	Announced the appointment of Chris Orestis, former Chief Executive Officer of Life Care Funding, as EVP of Life Insurance Secondary Markets.
●	Reported a total liquidity position of $107 million at March 31, 2017[3]

“This was another strong quarter for us, one in which we made significant progress on several important corporate initiatives that we expect will lead to significant growth opportunities almost immediately and in the quarters to come,” said Jon Sabes, Chairman and Chief Executive Officer. “We closed out our $100 million Redeemable Preferred Stock (RPS) offering and introduced a new $150 million Series 2 Redeemable Preferred Stock (RPS2) offering that continues to see growing acceptance as broker-dealers, financial advisors, and investors better understand our business and its potential.”

“On the life insurance secondary market front, we hired as Executive Vice President Chris Orestis who brings decades of experience creating innovative long-term care and life insurance products for seniors. With Chris’s leadership, we are participating in a national rollout campaign to develop insurance professionals into Care Funding Specialists who focus on long-term care solutions. And we are supporting this campaign with a new product suite called the LifeCare Exchange that seeks to give seniors more options to exchange their life insurance to meet their long-term care and other post-retirement needs.”

(1)	See non-GAAP Financial Measures below.
(2)	We calculate adjusted non-GAAP net income by recognizing the actuarial gain accruing within our life insurance policies at the expected internal rate of return of the policies we own without regard to fair value measurements required by GAAP. We net this actuarial gain against our adjusted costs during the same period to calculate adjusted non-GAAP net income.
(3)	Includes cash, restricted cash, policy benefits receivable, if any, and amounts available, if any, on our senior credit facilities.

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“On the M-Panel technology front, we completed our exclusive license with UCLA for use of Dr. Horvath’s epigenetic methylation biomarker technology that are a predictive of individual all-cause mortality. In layman’s terms, this technology measures epigenetic methylation changes that occur from a wide range of environmental factors such as smoking and air pollution to diet and exercise, and impact our gene expression. In order to assess and better understand our commercial opportunities with M-Panel technology, we retained a global consultancy firm to assist us in the development of a report to quantify the value of epigenetic methylation technology to the life insurance and annuity industries. We are excited that this report shows us to be at the forefront of an emerging technology whose applications were not even imagined a year ago.”

“In the first quarter of 2017, we continued attracting record numbers of independent financial advisors to sell our non-correlated income and growth investment products, which are the primary engine of our growth,” said William Acheson, Chief Financial Officer. “Likewise, we have attracted a record number of independent insurance agents to fuel the growth of our direct policy acquisitions which, we believe will be a key differentiator for us and a source of shareholder value once operating at scale,” Acheson continued. “This progress, combined with the steadily rising cash flows realized from our portfolio of life insurance policies, signals success in the execution of our growth strategy.”

First Quarter 2017 Financial Summary

Total revenue for the quarter ended March 31, 2017 was $20.1 million, as compared to $17.9 million for the same period in 2016. Realized gain from policy benefits for the first quarter was $16.6 million, as compared to $14.6 million for the same period in 2016. The Company recognized $19.0 million of life insurance policy benefits during the quarter, as compared to $19.2 million for the same period in 2016. Total unrealized gain from policy acquisitions during the first quarter was $10.6 million, as compared to $8.0 million for the same period in 2016.

Total expenses for the first quarter of 2017 were $20.1 million, as compared to $15.2 million for the same period in 2016. As in prior quarters, increased expenses versus the prior year period were directly related to our growth in headcount, infrastructure, financing and operating costs as we continue to execute our growth strategy. The rate of increase in our total expenses is declining, however, as evidenced by sequential growth in total expenses of approximately 2% for the first quarter of 2017. We are, however, prepared to continue investing in the resources necessary to support our growth plans and the opportunity we see in the life insurance markets.

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Other Financial Information

Reconciliation of Gain on Life Insurance Policies

	Three Months Ended
	March 31, 2017	March 31, 2016
Change in est. probabilistic cash flows	$16,543,000	$9,394,000
Premiums and other fees paid	(11,090,000)	(8,445,000)
Fair value of matured policies	(11,178,000)	(6,780,000)
Change in life expectancy evaluation	(2,083,000)	722,000
Change in discount rates	-	177,000
Unrealized gain on acquisitions	10,602,000	8,019,000
Realized gain on maturities	16,606,000	14,627,000
Gain on life insurance policies	$19,400,000	$17,714,000

Life Insurance Portfolio Summary

Total portfolio face value of policy benefits	$1,447,558,000
Average face value per policy	$1,922,000
Average face value per insured life	$2,145,000
Average age of insured (yrs.)	81.5
Average life expectancy estimate (yrs.)	6.9
Total number of policies	753
Number of unique lives	675
Demographics	73% Males; 27% Females
Number of smokers	29
Largest policy as % of total portfolio	0.92%
Average policy as % of total portfolio	0.13%
Average annual premium as % of face value	3.28%

Distribution of Policies and Policy Benefits by Current Age of Insured

Min Age	Max Age	Policy Benefits	Weighted Average Life Expectancy (yrs.)	Percentage of Total Policy Benefits
90	96	$141,855,000	2.7	9.8%
85	89	$361,613,000	4.8	25.0%
80	84	$396,772,000	6.3	27.4%
75	79	$263,357,000	9.2	18.2%
70	74	$178,541,000	10.1	12.3%
60	69	$105,420,000	11.1	7.3%
Total		$1,447,558,000	6.9	100.0%

Life Insurance Portfolio Activity

	Three Months Ended
	March 31, 2017	March 31, 2016

Total face value of policy benefits purchased	$104,755,000	$102,214,000
Total number of life insurance policies purchased	73	75
Average face value of policy benefit purchased	$1,435,000	1,363,000
Face value of policy benefits directly purchased	$23,504,700	3,409,000
Number of life insurance policies directly purchased	20	10

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Trailing 12 Month Policy Benefits Recognized and Premiums Paid

Quarter End Date	Portfolio Face Amount ($)	12-Month Trailing Benefits Collected ($)	12-Month Trailing Premiums Paid ($)	12-Month Trailing Benefits/Premium Coverage Ratio
December 31, 2014	779,099,000	18,050,000	23,265,000	77.6%
March 31, 2015	754,942,000	46,675,000	23,786,000	196.2%
June 30, 2015	806,274,000	47,125,000	24,348,000	193.5%
September 30, 2015	878,882,000	44,482,000	25,313,000	175.7%
December 31, 2015	944,844,000	31,232,000	26,650,000	117.2%
March 31, 2016	1,027,821,000	21,845,000	28,771,000	75.9%
June 30, 2016	1,154,798,000	30,924,000	31,891,000	97.0%
September 30, 2016	1,272,078,000	35,867,000	37,055,000	96.8%
December 31, 2016	1,361,675,000	48,452,000	40,240,000	120.4%
March 31, 2017	1,447,558,000	48,189,000	42,753,000	112.7%

Conference Call Details

Management will host a conference call today at 4:00 pm Eastern Time to discuss the Company's financial results. The conference call number for U.S. participants is (844) 423-9895 and the conference call number for participants outside the U.S. is (716) 247-5865. The conference ID number for both conference call numbers is 13478244. The call may also be accessed via webcast on the Company’s website at investors.gwglife.com.

A replay of the call will be available through May 17, 2017 by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (international), using the passcode 13478244.

About GWG Holdings, Inc.

GWG Holdings, Inc. (Nasdaq: GWGH) the parent company of GWG Life, is a financial services company committed to transforming the life insurance industry through disruptive and innovative products and services. Already a recognized disruptor in the life insurance secondary market, GWG Life seeks to further transform the industry by continuing to create innovative products and services. As of March 31, 2017, GWG Life’s growing portfolio consisted of over $1.45 billion in face value of policy benefits. Since 2006, GWG Life has purchased over $2.41 billion in life insurance policy benefits and paid seniors more than $418.4 million for their life insurance.

For more information about GWG Holdings, email info@gwglife.com or visit www.gwgh.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "would," "target" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about our estimates regarding future revenue and financial performance. We may not actually achieve the expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the expectations disclosed in the forward-looking statements we make. More information about potential factors that could affect our business and financial results is contained in our filings with the Securities and Exchange Commission. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend, and undertake no duty, to release publicly any updates or revisions to any forward-looking statements contained herein.

Media Contacts:

Dan Callahan

Director of Communication

GWG Holdings, Inc.

(612) 746-1935

dcallahan@gwglife.com

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GWG HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31, 2017	December 31, 2016
	(unaudited)
A S S E T S
Cash and cash equivalents	$49,933,336	$78,486,982
Restricted cash	48,091,589	37,826,596
Investment in life insurance policies, at fair value	545,396,546	511,192,354
Secured MCA advances	5,005,400	5,703,147
Life insurance policy benefits receivable	8,975,000	5,345,000
Other assets	3,317,692	4,688,103
TOTAL ASSETS	$660,719,563	$643,242,182

L I A B I L I T I E S & S T O C K H O L D E R S’ E Q U I T Y
LIABILITIES
Senior credit facilities	$153,387,813	$156,064,818
Series I Secured Notes	11,000,368	16,404,836
L Bonds	383,315,514	381,312,587
Accounts payable	2,684,919	2,226,712
Interest and dividends payable	16,287,918	16,160,599
Other accrued expenses	1,991,281	1,676,761
Deferred taxes, net	2,096,871	2,097,371
TOTAL LIABILITIES	$570,764,684	$575,943,684

STOCKHOLDERS’ EQUITY
CONVERTIBLE PREFERRED STOCK – Series A (par value $0.001; shares authorized 40,000,000; shares outstanding 2,651,565 and 2,640,521; liquidation preference of $19,887,000 and $19,804,000 as of March 31, 2017 and December 31, 2016, respectively)	19,771,744	19,701,133

REDEEMABLE PREFERRED STOCK – RPS (par value $0.001; shares authorized 100,000; shares outstanding 87,131 and 59,183 as of March 31, 2017 and December 31, 2016, respectively)	87,130,977	59,025,164

COMMON STOCK
Common stock (par value $0.001: shares authorized 210,000,000; shares issued and outstanding 5,779,745 and 5,980,190 as of March 31, 2017 and December 31, 2016, respectively)	5,780	5,980
Additional paid-in capital	1,908,774	7,383,515
Accumulated deficit	(18,862,396)	(18,817,294)
TOTAL STOCKHOLDERS’ EQUITY	89,954,879	67,298,498

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$660,719,563	$643,242,182

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GWG HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended
	March 31, 2017	March 31, 2016
REVENUE
Gain on life insurance policies, net	$19,399,819	$17,713,712
MCA income	246,577	144,961
Interest and other income	441,949	45,220
TOTAL REVENUE	20,088,345	17,903,893

EXPENSES
Interest expense	13,244,215	9,149,155
Employee compensation and benefits	3,163,062	2,466,197
Legal and professional fees	946,348	1,206,128
Other expenses	2,780,322	2,412,160
TOTAL EXPENSES	20,133,947	15,233,640

INCOME (LOSS) BEFORE INCOME TAXES	(45,602)	2,670,253
Income tax expense (benefit)	(500)	1,084,717

NET INCOME (LOSS)	(45,102)	1,585,536
Preferred stock dividends	1,867,760	511,231
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(1,912,862)	$1,074,305

NET INCOME (LOSS) PER COMMON SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS
Basic	$(0.32)	$0.18
Diluted	$(0.32)	$0.18

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	5,912,946	5,942,790
Diluted	5,912,946	5,942,790

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Non-GAAP Financial Measures

The Company uses non-GAAP financial measures for evaluating financial results, planning and forecasting, and maintaining compliance with covenants contained in borrowing agreements. The application of current GAAP standards during a period of significant growth in the Company’s business, in which period the Company is building a large and actuarially diverse portfolio of life insurance, results in current period operating performance that may not be reflective of the Company’s long-term earnings potential. Management believes that the Company’s non-GAAP financial measures permit investors to better focus on this long-term earnings performance without regard to the volatility in GAAP financial results that can occur during this phase of our growth.

These Non-GAAP financial measures are disclosed to investors to provide an alternative method for assessing our financial condition and operating results. These non-GAAP financial measures are not in accordance with GAAP and may be different from non-GAAP measures used by other companies, including other companies within our industry. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for comparable amounts prepared in accordance with GAAP. A reconciliation of GAAP to the non-GAAP financial measures described above can be found below.

Adjusted Non-GAAP Net Income. Our DZ Bank/Autobahn senior revolving credit facility requires us to maintain a positive net income calculated on an adjusted non-GAAP basis. We calculate the adjusted net income by recognizing the actuarial gain accruing within our life insurance policies at the expected internal rate of return of the policies we own without regard to fair value. We net this actuarial gain against our adjusted costs during the same period to calculate our net income on a non-GAAP basis.

	Three Months Ended
	March 31, 2017	March 31, 2016
GAAP net (loss) income	$(45,102)	$1,585,536
Unrealized fair value gain (1)	(13,883,833)	(11,531,553)
Adjusted cost basis increase (2)	21,721,077	15,367,047
Accrual of unrealized actuarial gain (3)	4,910,182	6,065,733
Total adjusted non-GAAP income (4)	$12,702,324	$11,486,763
Preferred stock dividends	(1,867,760)	(511,231)
Non-GAAP income attributable to common shareholders	10,834,564	10,975,532
Non-GAAP net income per share:
Basic	1.83	1.85
Diluted	1.25	1.37
Average shares outstanding:
Basic	5,912,946	5,942,790
Diluted	8,689,649	7,987,321

(1)	Reversal of GAAP unrealized fair value gain of life insurance policies.
(2)	Adjusted cost basis is increased to include those acquisition, financing and servicing expenses that are not capitalized under GAAP (non-GAAP Investment Cost Basis)
(3)	Accrual of actuarial gain at the expected internal rate of return based on the non-GAAP Investment Cost Basis for the applicable period.
(4)	We must maintain an annual positive consolidated adjusted non-GAAP income to maintain compliance with our DZ Bank/Autobahn revolving credit facility.

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